(e)(ii)

AMENDED SCHEDULE OF APPROVALS

with respect to the

DISTRIBUTION AGREEMENT

between

ING VARIABLE FUNDS

and

ING INVESTMENTS DISTRIBUTOR, LLC

Company

ING Growth and Income Portfolio